EXHIBIT 23.1


                     (ARTHUR ANDERSEN LLP LETTERHEAD)





                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports each dated January 29, 1998 included in WPS Resources Corporation's and Wisconsin Public Service Corporation's Forms 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.




                                        /s/ Arthur Andersen LLP
                                        ARTHUR ANDERSEN LLP






Milwaukee, Wisconsin
September 8, 1998